Exhibit 99.1

Everspin Announces Third Quarter 2016 Financial Results

Chandler, AZ, November 14, 2016 — Everspin Technologies, Inc., (Nasdaq:MRAM), the world’s leading developer and manufacturer of discrete and embedded Magnetoresistive Random Access Memory (MRAM), today announced the financial results for its third quarter ended September 30, 2016. Revenue for the third quarter of 2016 was $7.1 million, compared to $7.0 million for the third quarter of 2015. Everspin’s net loss for the third quarter of 2016 was $1.4 million, or $0.54 per share, compared to a net loss of $4.5 million, or $1.77 per share for the third quarter of 2015.

“Overall we were pleased with our third quarter performance,” said Phill LoPresti, President and Chief Executive Officer of Everspin. “Our Gen 1 MRAM product revenue grew 9% for the first three quarters of 2016 compared to the same period in 2015, and the business continues to deliver strong gross margin performance. We are sampling to potential customers our Gen 3 Spin Torque MRAM (ST-MRAM) products, the world’s fastest Solid State Drive (SSD) with continuous write operations, and demonstrated the products’ capabilities at the recent Flash Memory Summit conference held in Santa Clara, California. With the completion of our initial public offering (IPO) last month, the strong ecosystems we’ve put in place to support the adoption of our MRAM solutions, and new announcements from GLOBALFOUNDRIES, we now have the resources, including working capital, to execute on our growth plans and expand the total addressable market for our products.”

Business Highlights

•	Completion of the company’s IPO and private placement transaction that raised $41.9 million, net of fees.

•	Demonstration of the world’s fastest SSD, with continuous write operations of 1.5 million IOPS, using Everspin’s perpendicular ST-MRAM technology.

•	The launch of the world’s first M.2 storage module from Aupera Technologies, based on Everspin’s 256Mb perpendicular magnetic tunnel junction (pMTJ) discrete ST-MRAM.

•	The announcement that Everspin’s ST-MRAM Technology to be deployed in GLOBALFOUNDRIES 22FDX® eMRAM Platforms.

•	Preview of future pMTJ based ST-MRAM products displayed at electronica, the world’s leading trade fair for electronic components, systems and applications.

•	Initial wafer of industry’s first 28nm 1Gb wafers processed by GLOBALFOUNDRIES.

•	Initial samples of 1GByte ST-MRAM Unregistered Dual In-Line Memory Module (UDIMM) Double data rate type three (DDR3) compatible module, with quad rank and an industry standard UDIMM pin out based on Everspin’s 256Mb pMTJ ST-MRAM product.

Financial Results Conference Call

Everspin will host a conference call to discuss its financial results at 5 pm Eastern Time on November 14. Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Everspin’s website at www.everspin.com. Dial in information for the conference call is available by registering at http://dpregister.com/10096338. The conference call and webcast will include forward-looking information. A replay of the conference call will also be available on the Investor Relations section of Everspin’s website at www.everspin.com following the completion of the call.

About Everspin Technologies

Everspin Technologies is the leading provider of MRAM solutions. Everspin’s MRAM solutions offer the persistence of non-volatile memory with the speed and endurance of random access memory (RAM), and enable the protection of mission critical data particularly in the event of power interruption or failure. Everspin’s MRAM solutions allow its customers in the industrial, automotive and transportation, and enterprise storage markets to design high performance, power efficient and reliable systems without the need for bulky batteries or capacitors. Everspin is the only provider of commercially available MRAM solutions and over the past eight years has shipped over 60 million MRAM units. For more information, visit www.everspin.com.

Forward-Looking Statements

The statement in this press release that Everspin now has the resources, including working capital, to execute on its growth plans and expand the total addressable market for its products is a forward-looking statement based on Everspin’s current expectations. Everspin may not actually achieve the expectations disclosed in the forward-looking statement, and you should not place undue reliance on Everspin’s forward-looking statement. This forward-looking statement involves risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statement, including, but not limited to: the market may not adoptEverspin’s products and technology at the rate Everspin expects; the ability for Everspin to expand the markets Everspin addresses at the rate it expects; the risk that unexpected technical difficulties may develop in the final stages of development or production of its products; Everspin’s history of significant operating losses; and other factors included in Everspin’s filings with the Securities and Exchange Commission, including in its Prospectus filed with the SEC on October 7, 2016, under the caption “Risk Factors.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Product sales (including related party sales of $662 and $902 for the three months ended September 30, 2016 and 2015, respectively, and $1,396 and $2,739 for the nine months ended September 30, 2016 and 2015, respectively)	$7,008	$6,671	$19,731	$19,108
Licensing and royalty revenue	156	421	299	638

Total revenue	7,164	7,092	20,030	19,746
Cost of sales	2,859	3,458	8,563	8,689

Gross profit	4,305	3,634	11,467	11,057
Operating expenses:
Research and development	3,111	5,081	14,342	14,723
General and administrative	1,586	1,634	4,881	5,208
Sales and marketing	788	1,198	2,476	2,652

Total operating expenses	5,485	7,913	21,699	22,583

Loss from operations	(1,180)	(4,279)	(10,232)	(11,526)
Interest expense	(798)	(231)	(1,982)	(414)
Other income, net	534	1	814	10

Net loss and comprehensive loss	$(1,444)	$(4,509)	$(11,400)	$(11,930)

Net loss per common share, basic and diluted	$(0.54)	$(1.77)	$(4.40)	$(4.67)

Weighted-average shares used to compute net loss per common share, basic and diluted	2,657,574	2,552,185	2,589,704	2,552,185

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$1,999	$2,307
Accounts receivable, net	2,326	1,909
Amounts due from related parties	619	564
Inventory	5,303	4,176
Prepaid expenses and other current assets	467	190

Total current assets	10,714	9,146
Property and equipment, net	1,705	1,654
Intangible assets, net	33	132
Deferred offering costs	3,101	—
Other assets	50	29

Total assets	$15,603	$10,961

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,095	$1,162
Accrued liabilities	3,114	1,755
Amounts due to related parties	6,771	3,812
Deferred income on shipments to distributors	1,646	1,440
Derivative liability	120	—
Convertible promissory notes payable-related party	8,461	—
Current portion of long-term debt	3,904	1,175

Total current liabilities	26,111	9,344
Redeemable convertible preferred stock warrant liability	405	437
Deferred revenue	42	229
Long-term debt, net of current portion	4,914	6,739

Total liabilities	31,472	16,749

Redeemable convertible preferred stock, $0.0001 par value per share; 77,080,000 and 68,080,000 shares authorized as of September 30, 2016 and December 31, 2015, respectively; 2,486,199 shares issued and outstanding; aggregate liquidation preference of $64,642	64,642	64,642
Stockholders’ deficit:
Common stock, $0.0001 par value per share; 204,000,000 and 175,000,000 shares authorized as of September 30, 2016 and December 31, 2015, respectively; 3,025,920 and 3,015,281 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	10,620	9,301
Accumulated deficit	(91,131)	(79,731)

Total stockholders’ deficit	(80,511)	(70,430)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$15,603	$10,961

Note 1: The balance sheet as of December 31, 2015 has been derived from the audited consolidated financial statements.

EVERSPIN TECHNOLOGIES, INC.

Condensed Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(11,400)	$(11,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	598	1,073
Loss on disposal of property and equipment	80	—
Stock-based compensation	520	301
Change in fair value of redeemable convertible preferred stock warrant liability	(32)	(17)
Change in fair value of derivative liability	(798)	—
Non-cash interest expense	1,066	178
Compensation expense related to vesting of common stock	751	1,027
Changes in operating assets and liabilities:
Accounts receivable	(417)	509
Amounts due from related parties	(55)	(91)
Prepaid expenses and other current assets	(277)	(387)
Inventory	(1,127)	(1,513)
Other assets	(21)	(10)
Accounts payable	598	267
Accrued liabilities	204	(493)
Amounts due to related parties	2,959	2,563
Deferred income on shipments to distributors	206	(153)
Deferred revenue	(187)	—

Net cash used in operating activities	(7,332)	(8,676)

Cash flows from investing activities
Purchases of property and equipment	(596)	(978)

Net cash used in investing activities	(596)	(978)

Cash flows from financing activities
Proceeds from convertible promissory notes-related party	8,500	—
Proceeds from debt	1,500	8,000
Payments on debt	(598)	(3,000)
Payments of debt issuance costs	(40)	(130)
Payments on capital lease obligation	(179)	(179)
Payments of deferred offering costs	(1,611)	—
Proceeds from exercise of stock options	48	—

Net cash provided by financing activities	7,620	4,691

Net decrease in cash and cash equivalents	(308)	(4,963)
Cash and cash equivalents at beginning of period	2,307	9,624

Cash and cash equivalents at end of period	$1,999	$4,661

Supplementary cash flow information:
Interest paid	$916	$237

Non-cash investing and financing activities:
Purchase of property and equipment under capital lease obligations	$34	$440

Issuance of warrants with debt	$—	$307

Deferred offering costs recorded in accounts payable and accrued liabilities	$1,490	$—

Everspin Investor Relations Contact:

David H. Allen

408-427-4463

DAllen@DarrowIR.com